Exhibit 11.1

Statement of Computation of Per Share Earnings

                                                For three months ended March 31,
                                                    2005               2004
BASIC:

Average shares outstanding                       108,978,793         77,940,662

Net loss applicable
   to Common Shares                                 (802,603)        (1,768,995)
                                                -------------------------------
Per share amount                                       (0.01)             (0.02)
                                                ===============================

FULLY DILUTED:
Average shares outstanding
  Disregarding dilutive outstanding
  stock options and warrants
  and conversion of debentures
  for each year                                  108,978,793         77,940,662

Dilutive stock options and
  warrants, based on the treasury
  stock method using the average
  market price                                       372,229          5,728,755

Floating convertible debenture                             0          2,089,189

Shares outstanding                               109,351,022         85,758,606
                                                -------------------------------

Net income(loss)                                    (802,603)        (1,768,995)

Interest on Floating Convertible
  Debenture, net of taxes                             17,500             81,233

Net income (loss) for fully diluted
  calculation                                       (785,103)        (1,687,762)
                                                -------------------------------

                                                -------------------------------
Per share amount                                       (0.01)             (0.02)
                                                ===============================

                                                For three months ended March 31,
                                                    2005               2004
BASIC:

Average shares outstanding                       108,978,793         74,066,341

Net loss applicable to
  Common Shares                                   (3,037,536)        (2,860,161)
                                                -------------------------------
Per share amount                                       (0.03)             (0.04)
                                                ===============================

FULLY DILUTED:
Average shares outstanding
  disregarding dilutive outstanding
  stock options and warrants
  and conversion of debentures
  for each year                                  108,978,793         74,066,341

Dilutive stock options and
  warrants, based on the treasury
  stock method using the average
  market price                                       616,841          2,456,222

Floating convertible debenture                                          827,946

Shares outstanding                               109,595,634         77,350,509
                                                -------------------------------

Net income(loss)                                  (3,037,536)        (2,860,161)

Interest on Floating Convertible
  Debenture, net of taxes                            173,033            187,650

Net income (loss) for fully diluted
  calculation                                     (2,864,503)        (2,672,511)
                                                -------------------------------

                                                -------------------------------
Per share amount                                       (0.03)             (0.03)
                                                ===============================